UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.	Submission of Matters to Vote of Security Holders.

On September 26, 2019, MariMed Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders:

●	elected five directors to serve until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors”);

●	approved the Company’s Amended and Restated 2018 Stock Award and Incentive Plan (“Approval of the Plan”); and

●	approved, on an advisory basis, the appointment of M&K CPAs PLLC as the Company’s independent auditors for the 2019 fiscal year (“Advisory approval of Auditors”).

The specific votes were as follows:

1.	The Election of Directors:

	VOTES
	For	WITHHELD	BROKER NON-VOTE
Robert Fireman	124,528,073	5,196,497	50,847,741
Jon R. Levine	125,558,319	4,166,251	50,847,741
Eva Selhub, M.D.	129,554,609	169,961	50,847,741
Edward Gildea	125,568,716	4,155,854	50,847,741
David Allen	129,549,530	175,040	50,847,741

2.	Approval of the Plan *:

VOTES
FOR	AGAINST	ABSTAIN
123,025,799	5,610,296	1,088,475

* There were 50,847,741 broker non-votes on this matter.

3.	Advisory approval of Auditors:

VOTES
FOR	AGAINST	ABSTAIN
178,943,422	1,527,365	101,524

Item 8.01	Other Events.

On September 26, 2019, at the Annual Meeting, the Company utilized the Presentation attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	2019 Annual Meeting of Stockholders Presentation.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: September 30, 2019
	By:	/s/ ROBERT FIREMAN
Robert Fireman, CEO